UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 8, 2022

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 8, 2022. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 54,478,506 shares of common stock entitled to vote at the Annual Meeting. A total of 39,494,900 shares of common stock were represented at the Annual Meeting by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1 – Election of Directors

Thomas J. Dietz, Ph.D., Timothy R. Franson, M.D. and Evan Loh, M.D. were elected as directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until each director’s death, resignation, or removal, by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Thomas J. Dietz, Ph.D.	25,717,626	1,979,666	11,797,608
Timothy R. Franson, M.D.	25,146,330	2,550,962	11,797,608
Evan Loh, M.D.	25,736,426	1,960,866	11,797,608

Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 by the following vote:

For	Against	Abstain
38,141,281	288,512	1,065,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: June 9, 2022	By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary